Exhibit 10.1

                              AGRILINK FOODS, INC.

                        KEY EXECUTIVE SEVERANCE PLAN - A


     1. Preamble and Statement of Purpose. The purpose of this Plan is to assure Agrilink Foods, Inc. ("Agrilink") that it will have the continued dedication and availability of the services of, and the objective advice and counsel from, key executives of Agrilink notwithstanding the probability, threat or occurrence of a change of control of Agrilink.

     In the event there is a probable change of control of Agrilink, the Board of Directors of Agrilink Foods, Inc. (the "Board") believes it is imperative that Agrilink and the Board be able to rely upon key executives to continue in their positions without concern that those individuals might be distracted by the personal uncertainties and risks created by the possibility of a change of control. Should there be a proposed change of control of Agrilink, such key executives may be called upon, in addition to their regular duties, to assist in the assessment of proposals, advise the Board as to whether such proposals would be in the best interest of Agrilink and its owners, and to take such other actions as the Board might determine to be appropriate.

     2. Eligible Employees. Participants under this Plan shall consist of those key executives of Agrilink and its Subsidiaries (as hereinafter defined) who are from time to time designated as key executives to be included within this Plan by the Board. The Board shall designate key executives as Participants, and the key executives, under circumstances described in this Plan, shall be entitled to severance under this Plan in lieu of any and all other severance benefits as described in Section 8 herein. The Board's initial designation of key executives as a Participant is set forth in Exhibit A.

     An executive who the Board determines has ceased to be a key executive for purposes of the Plan shall cease to be a Participant in the Plan when notified by the Board of such determination;



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except  that no such  determination  that an  executive  has ceased to be such a
Participant   shall  be  made,  and  if  made  shall  have  no  effect  if  such determination occurs, (i) within two years after the Change of Control (as hereinafter defined) in question or (ii) during any period of time when Agrilink has knowledge that any third person or entity has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person or entity has abandoned or terminated its efforts to effect a Change of Control. Any reasonable decision by the Board that the third person or entity has abandoned or terminated its efforts to effect a Change of Control shall be binding on the executives.

     3. Benefits. Any key executive designated as a Participant in this Plan by the Board as provided above shall, for so long as such executive participates in the Plan, be entitled to the following benefits:

          (a) In the event of a "Termination" (as hereinafter defined) of a Participant's employment with Agrilink at any time when a Change of Control is anticipated as determined by a majority of the Board (as defined in Section 2) or within two years after a Change of Control, the Participant shall receive the following salary continuance payments and benefits:

               (i) Two years (104 weeks) of salary continuance payments at the Participant's current annual base salary rate in effect at the date of Termination, less all normal payroll deductions, payable on regular bi-weekly payroll intervals.

               (ii) The Participant's participation in health insurance plans (medical, dental and or vision as previously elected by the Participant) shall be continued during any period in which salary continuance payments are being paid hereunder at no additional cost to the Participant in excess of such cost as might apply for these benefits if the Participant remained employed with Agrilink.


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               The  salary  continuance  payments  and  the  full  value  of the continuance of other benefits payable to a Participant under this plan may be paid to the Participant in the form of a single sum, at the sole discretion of Agrilink. The single sum shall equal the present value of the payments using the then current applicable federal mid-term rate.

          (b) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Agrilink to, or for the benefit of, a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) would be considered an "excess parachute payment" subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the benefits under this plan shall be reduced to the maximum amount payable that assures that the payments hereunder are not considered an excess parachute payment. For purposes of this subparagraph (c), the determination of the presence of a potential excess parachute payment, and the corresponding reduction in benefits shall be determined in the first instance by Agrilink. Within 45 days of being provided with written notice of any such determination and reduction in benefits, the Participant(s) may provide written notice to the Chairman of the Board of Agrilink of any disagreement, in which event the calculation of the "excess parachute payment" and the reduction in benefits shall be determined by independent tax counsel selected by Agrilink's independent auditors. The determination of Agrilink (or, in the event of a disagreement, the tax counsel selected) shall be final.

     4. Nonassignability. Each Participant's rights under this Plan shall inure only to the benefit of the Participant and his or her estate. No rights arising under this Plan may be assigned or pledged by the Participant.


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     5. Definitions.

          (a) Change of Control. A Change of Control shall be deemed to have occurred if (i) anyone other than Pro-Fac Cooperative, Inc. or any of its affiliates, including a "group" (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "1934 Act") becomes the "beneficial owner" (within the meaning of Section 13(d)(3) under the 1934
     Act) of a majority of the common stock of Agrilink; or (ii) Agrilink is a party to a merger, consolidation, or other business combination in which it is not the surviving corporation, or sells or transfers all or a major portion of its assets to any other person (any of the foregoing constituting a "Business Combination"); or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock,
     Business Combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Agrilink before the Transaction shall cease to constitute a majority of the Board of Directors of Agrilink or any Successor Corporation. "Successor Corporation" means the surviving, resulting or transferee corporation in a Business Combination, or if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation.

          (b) "Termination" shall mean termination by Agrilink of the employment of the Participant with Agrilink for any reason other than death, Disability (as defined below) or Cause (as defined below), or resignation of the Participant for Good Reason (as defined below).

               (i) "Disability" shall mean a mental or physical condition or impairment which precludes the Participant's ability to perform or to resume his or her usual and customary duties, if such impairment or condition is likely to last for a period of more than six (6) months. For purposes of this Section 5(b)(i), the Participant shall be deemed disabled if the Board shall in good faith find, on the basis of medical evidence submitted to it, that the Participant suffers from such a condition or impairment.


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               (ii) "Cause" shall mean (a) the willful and continued  failure or refusal by the Participant to substantially perform his or her duties with Agrilink (other than any such failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which Agrilink believes that the Participant has not substantially performed his or her duties, if the Participant fails to resume substantial performance of his or her duties on a continuous basis within fourteen (14) days on receiving such demand, (b) willful and gross misconduct on the part of the Participant that is materially and demonstrably detrimental to Agrilink; or (c) the commission by the Participant of one or more acts which constitute an indictable felony under United States federal, state, or local law. "Cause" under (a),
          (b) or (c) shall be determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the Board at a meeting duly called and held for that purpose after
          reasonable   notice  to  the   Participant  and  opportunity  for  the
          Participant and his or her legal counsel to be heard. In the event the Participant is terminated for cause, Agrilink shall have no further obligation under this Agreement.

               (iii) "Good Reason" shall mean the occurrence of one of the following events:

                    (1) Without the express written consent of the  Participant, reduction in the Participant's annual salary level, unless such reduction is the result of an across-the-board change in compensation policy or practice which affects the compensation of all eligible salaried exempt employees of Agrilink in a manner or percentage that is consistent with the reduction made to the Participant's annual salary level.

                    (2) Without the express written consent of the  Participant, the elimination of the Participant's participation in, or a reduction in the percentage opportunity for incentive compensation through, any annual or long-term incentive plan, unless such elimination or reduction is the result of an across-the-board change in the incentive plan which affects the
               incentive   participation  in,  or  percentage


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               opportunity for incentive  compensation of, other participants in such incentive plans in a manner or percentage that is consistent with the change made to the Participant's participation level or incentive opportunity percentage.

                    (3) Without the express written consent of the  Participant, the elimination of the Participant's participation in, or reduction in benefit level of, any benefit plan, vacation or other paid time off policy, unless such elimination or reduction is the result of an action taken by Agrilink relating to its need to comply with a tax or benefit law, or unless the elimination or reduction is the result of an across-the-board change in policy or practice which affects the participation or benefit levels of all eligible salaried exempt employees of Agrilink in manner or percentage consistent with the elimination or reduction made to the Participant's benefits or vacation or other paid time off policy.

                    (4) Without the express written consent of the  Participant,
               Agrilink requires as a condition of continued employment the Participant to be based anywhere other than: (a) his or her office location as of the execution of this Plan; or (b) another location, provided that such office or location is located within fifty (50) miles of the location specified in the preceding clause (a), in order for the Participant to retain employment with Agrilink.

                    (5) The liquidation,  dissolution,  consolidation, or merger of Agrilink or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred assumes all duties and obligations of Agrilink under this Plan.

     The Participant's continued employment shall not constitute consent to, or a waiver of, rights with respect to any circumstances constituting Good Reason herein. Such waiver or consent shall be evidenced only by a written statement of consent or waiver from the Participant within thirty days of the event defined in Section 5(b)(iii). A Participant must notify Agrilink's chief executive officer in writing within 30 days of the effective date of the event he or she believes has occurred that falls under



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the  definition of Section  5(b)(iii)  Good Reason.  Upon receiving such written notification, Agrilink must respond to the Participant in writing within 30 days of its opinion on, or its intention to immediately remedy, the situation that the Participant believes is an event under Section 5(b)(iii).

          (c) "Subsidiary" shall mean any domestic or foreign corporation a majority of whose shares normally entitled to vote in electing directors is owned directly or indirectly by Agrilink or by other Subsidiaries.

     6. Unfunded Plan. The Plan shall be unfunded. Neither Agrilink nor the Board shall be required to segregate any assets with respect to benefits under this Plan. Neither Agrilink nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan. Any liability of Agrilink to any Participant with respect to any benefit shall be based solely upon any contractual obligations created by this Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of Agrilink.

     7. Termination and Amendment of this Plan. The Board shall have power at any time, in its discretion, to amend, abandon or terminate this Plan, in whole or in part; except that no amendment, abandonment or termination shall impair or abridge the obligations in this Plan if such amendment, abandonment or termination is made within two years following a Change of Control or during any period of time when Agrilink has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control (until, in the opinion of the Board, the third person or entity has abandoned or terminated efforts to effect a Change of Control.)

     8. Other Benefits. Payments under this Plan are in lieu of any severance or benefit continuation payments which a Participant would otherwise receive from Agrilink or Pro-Fac

Cooperative under any and all other severance pay policies and/or individual severance arrangements or agreements heretofore agreed to by Agrilink, its subsidiaries, predecessors, or by Pro-Fac Cooperative.

     9. Effective Date. This Plan shall become effective upon approval by the Special Committee of the Agrilink Foods, Inc. Board of Directors appointed November 14, 2001 as evidenced by the execution of this Plan and the ratification of this Plan by the full Agrilink Foods, Inc. Board of Directors, and shall remain in effect until it is terminated by the Agrilink Foods, Inc. Board of Directors, provided, however, that in the event of a Change of Control, as defined in Section 5, before the Plan otherwise ceases to be effective, this Plan shall remain in existence for two years the date of such Change of Control.

     IN WITNESS WHEREOF, this Plan has been executed on this 16th day of January, 2002.

                          AGRILINK FOODS, INC.

                          By:   /s/Bruce Fox
                                -----------------------------------------
                                   Bruce Fox, Chairman of the Board
                                   Agrilink Foods, Inc



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                              Agrilink Foods, Inc.
                         Key Executive Severance Plan A

                                    Exhibit A

     The following key executives are designated as Participants as of January 11, 2002.


         Earl Powers
         Carl Caughran
         David Mehalick
         Stephen Wright
         Bernhard Frega